                                                                      Exhibit 11

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                         GENRAD, INC. AND SUBSIDIARIES
                       Computation of Earnings Per Share
                                  (Unaudited)

                                                           Three Months Ended             Six Months Ended
                                                       --------------------------    -------------------------
                                                           July 1,        July 2,        July 1,       July 2,
Primary:                                                      1995           1994           1995          1994
--------                                               -----------    -----------    -----------   -----------
Weighted average number of
    shares outstanding                                  19,674,000     18,976,000     19,582,000    18,835,000

Shares deemed outstanding from
    the assumed exercise of stock options                  997,000        833,000        616,000       952,000
                                                       -----------    -----------    -----------   -----------

Total:                                                  20,671,000     19,809,000     20,198,000    19,787,000
                                                       ===========    ===========    ===========   ===========

Earnings applicable to common shares                   $ 2,794,000    $ 2,006,000    $ 6,992,000   $ 3,017,000
                                                       ===========    ===========    ===========   ===========

Earnings per share of common stock                     $      0.14    $      0.10    $      0.35   $      0.15
                                                       ===========    ===========    ===========   ===========

Fully Diluted:
--------------

Weighted average number of
   shares outstanding                                   19,674,000     18,976,000     19,582,000    18,835,000

Shares deemed outstanding from the
   assumed exercise of stock options                     1,257,000        839,000      1,258,000       952,000
                                                       -----------    -----------    -----------   -----------

Total:                                                  20,931,000     19,815,000     20,840,000    19,787,000
                                                       ===========    ===========    ===========   ===========

Earnings applicable to common shares                   $ 2,794,000    $ 2,006,000    $ 6,992,000   $ 3,017,000
                                                       ===========    ===========    ===========   ===========

Earnings per share of common stock                     $      0.13    $      0.10    $      0.34   $      0.15
                                                       ===========    ===========    ===========   ===========



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